WAIVER AND AMENDMENT AGREEMENT

THIS WAIVER AND AMENDMENT AGREEMENT (hereafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as this “Agreement"), dated as of February 15, 2017 (the “Execution Date”), is entered into by and between OROPLATA RESOURCES, INC., a Nevada corporation ("Oroplata" or the “Company”), and TANGIERS INVESTMENT GROUP, LLC ("Tangiers") (the “Parties”, and each, a “Party”).

RECITALS

WHEREAS, Oroplata and Tangiers previously entered into that certain Investment Agreement dated as of July 18, 2016 (the “Investment Agreement”) pursuant to which Oroplata has agreed to issue and sell to Tangiers an indeterminate number of shares of Oroplata’s common stock, par value of $0.001 per share (the “Common Stock”), in exchange for Tangiers’ commitment to invest up to an aggregate of Five Million Dollars ($5,000,000); and

WHEREAS, in connection with the Investment Agreement, the Parties entered into that certain Registration Rights Agreement dated as of July 18, 2016 (the “Registration Rights Agreement”), as an incentive for Tangiers to enter into the Investment Agreement, pursuant to which Oroplata has agreed to use its best efforts to file, within forty-five (45) days of the date of the agreement, with the Securities and Exchange Commission (the “SEC”) a registration statement or registration statements (as is necessary) on Form S-1 (the “Registration Statement”), covering the resale of shares of Common Stock issuable to Tangiers under the Investment Agreement; and

WHEREAS, in accordance with the terms of the Investment Agreement, Oroplata issued to Tangiers a 10% fixed convertible promissory note in the principal amount of $75,000 as a commitment fee (the “Commitment Fee Note”), to evidence Oroplata’s commitment to file the Registration Statement; and

WHEREAS, further in connection with the Investment Agreement and the Registration Rights Agreement, on July 18, 2016, Oroplata issued to Tangiers an original issue discount (such discount valued at $11,000) 10% fixed convertible promissory note in the principal amount of $121,000 (the “July Note”); and

WHEREAS, on July 18, 2016, as an investment incentive for Tangiers to purchase the July Note, Oroplata issued to Tangiers a common stock purchase warrant, which allows Tangiers to subscribe for and purchase from Oroplata, up to 121,000 shares (as subject to adjustment as provided therein) of Common Stock at an exercise price of $0.50 per share for a term of five (5) years (the “Warrants”); and

WHEREAS, on September 28, 2016, Oroplata sold a 10% fixed convertible promissory note in the principal amount of up to $550,000 (the “September Note”, and, together with the “Commitment Fee Note” and the “July Note”, the “Notes”) to Tangiers for initial cash consideration of $100,000 and an initial issue discount of $10,000 retained by Tangiers for due diligence and legal fees related to the purchase of the September Note, resulting in an initial principal due under the note in the amount of $110,000; and

WHEREAS, as inducement for Tangiers to purchase the Notes and to enter into any and all other agreements to be entered into connection with the transactions contemplated thereby, the Parties, together with Oroplata’s subsidiary, Lithortech Resources, Inc., entered into that certain subsidiary guarantee dated as of September 28, 2016 in favor of Tangiers (the “Guaranty”); and

WHEREAS, as collateral for Oroplata’s obligations under the both the July Note and the September Note, and further inducement of Tangiers to extend the loans as evidenced under the Notes, and any and all other agreements to be entered into in connection with the transactions contemplated thereby, Oroplata executed and delivered in favor of Tangiers a security agreement dated as of July 18, 2016 entered into in connection with the July Note and a security agreement dated as of September 28, 2016 entered into in connection with the September Note (each a “Security Agreement”); and

WHEREAS, Oroplata is in default under certain terms of the Transaction Documents as more fully set forth herein; and

WHEREAS, Oroplata has requested that Tangiers agree to (i) waive certain Events of Default that have occurred under the Transaction Documents, including any defaults under any other agreement entered into by and between the Parties, which Events of Default are now existing or that shall continue to exist after the Execution Date of this Agreement, (ii) amend certain provisions provided under the Transaction Documents, each as set forth herein and (iii) grant an extension of the Maturity Date of each of the Notes.

AGREEMENT

 NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.

Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Transaction Documents.

a.

“Agreement” shall have the meaning set forth in the preamble.

b.

“Commitment Fee Note” shall have the meaning set forth in the recitals.

c.

“Common Stock” shall have the meaning set forth in the recitals.

d.

“Events of Default” shall have the meaning set forth in each respective Transaction Document without giving effect to this Agreement.

e.

“Execution Date” means the date set forth in the preamble.

f.

“Guaranty” shall have the meaning set forth in the recitals.

g.

“Investment Agreement” shall have the meaning set forth in the recitals.

h.

“July Note” shall have the meaning set forth in the recitals.

i.

“Notes” means, collectively, the Commitment Fee Note, the July Note, the September Note and any other Note between the Parties to the extent existing, or that shall exist subsequently, as of the Execution Date of this Agreement.

j.

“Obligations” shall have the meaning set forth in Section 2(b).

k.

“Parties” means Oroplata and Tangiers, collectively.

l.

“Registration Rights Agreement” shall have the meaning set forth in the recitals.

m.

“Security Agreement” shall have the meaning as set forth in the recitals.

n.

“September Note” shall have the meaning set forth in the recitals.

o.

“Transaction Documents” means, collectively the Registration Rights Agreement, the Investment Agreement, the Commitment Fee Note, the July Note, the September Note, the Security Agreement, the Guaranty, the Warrants and all other agreements entered into between the Parties to the extent existing as of the Execution Date.

p.

“Warrants” shall have the meaning set forth in the recitals.

2.

Acknowledgement of Default.

(a)

Oroplata acknowledges that Oroplata is currently in default under the Transaction Documents due to Oroplata’s failure to file the Registration Statement, among other things, in accordance with the provisions set forth therein. Other than as set forth herein, Oroplata confirms that it is in compliance in all respects with the Transaction Documents.

(b)

Oroplata further acknowledges and confirms, that as of the Execution Date, and immediately prior to any of the payments specified in the Notes, the Company is indebted to Tangiers, without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $306,000, comprised of (i) principal of $75,000 due on account of the Commitment Fee Note, together with accrued but unpaid interest thereon, (ii) $121,000 due on account of the July Note, together with accrued but unpaid interest thereon, and (iii) principal of $110,000 due on account of the September Note, together with accrued but unpaid interest thereon (collectively, the “Obligations”).

3.

Waiver of Events of Default, Default Interest and Liquidated Damages. Tangiers agrees that any and all Events of Default, remedies, including acceleration, arising out of Events of Default and the application of the default interest rate, if any, as set forth in the Transaction Documents, occurring prior to the Execution Date, or continuing after the Execution Date, shall be deemed waived, without any recourse or remedy, by Tangiers or any successor or assign.

4.

Amendment of Maturity Date. The Parties agree to amend the definitions of Maturity Date, as they appear in the Transaction Documents, to mean December 31, 2017 and any references to, or any definitional cross-references to, shall refer to the Maturity Date as amended by this Agreement.

5.

Amendment of the Transaction Documents. The Transaction Documents shall be amended as follows:

a.

Registration Rights Agreement. Section II subsection 2.1 of the Registration Rights Agreement shall be amended and restated as follows:

The Company shall use its best efforts to, within thirty (30) days of February 15, 2017, file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for registration, covering the resale of [___________] shares of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale [________________] shares of Registrable Securities except to the extent that the SEC requires the share amount to be reduced as a condition of effectiveness.

b.

July Note. Section 2.00 – Defaults and Remedies subsection (a) of the July Note shall be amended and restated as follows:

(a)

Events of Default. An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than 5 Trading Days after the due date; (ii) a default in the timely issuance of underlying shares upon and in accordance with terms of Section 1.00, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) if the Company does not issue the press release or file the Current Report on Form 8- K, in each case in accordance with the provisions and the deadlines referenced Section 4.00(h); (iv) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (v) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vi) if the Company is subject to any Bankruptcy Event; (vii) failure of the Company to remain in good standing under the laws of the State of Nevada; (viii) any failure of the Company to satisfy its “filing” obligations under Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News Service, OTCMarkets.com and their affiliates; (ix) any failure of the Company to provide the Holder with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 Trading Day of request by Holder; (x) failure by the Company to maintain the Required Reserve in accordance with the terms of Section 1.00(e); (xi) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xii) any delisting from a Principal Market for any reason; (xiii) failure by Company to pay any of its Transfer Agent fees in excess of $2,000 or to maintain a Transfer Agent of record; (xiv) failure by Company to notify Holder of a change in Transfer Agent within 24 hours of such change; (xv) any trading suspension imposed by the United States Securities and Exchange Commission (the “SEC”) under Sections 12(j) or 12(k) of the 1934 Act; (xvi) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144, after Rule 144 first becomes available, to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; or (xvii) failure of the Company to abide by the terms of the right of first refusal contained in Section 4.00(i) occurring on or after February 20, 2017.

c.

September Note. Section 2.00 – Defaults and Remedies subsection (a) of the September Note shall be amended and restated as follows:

(a)

Events of Default. An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than 5 Trading Days after the due date; (ii) a default in the timely issuance of underlying shares upon and in accordance with terms of Section 1.00, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) if the Company does not issue the press release or file the Current Report on Form 8-K, in each case in accordance with the provisions and the deadlines referenced Section 4.00(i); (iv) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (v) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vi) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (vii) if the Company is subject to any Bankruptcy Event; (viii) any failure of the Company to satisfy its “filing” obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News Service, OTCMarkets.com and their affiliates; (ix) failure of the Company to remain in good standing with the State of Nevada; (x) any failure of the Company to provide the Holder with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 Trading Day of request by Holder; (xi) failure by the Company to maintain the Required Reserve in accordance with the terms of Section 1.00(e); (xii) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xiii) any delisting from a Principal Market for any reason; (xiv) failure by Company to pay any of its Transfer Agent fees in excess of $2,000 or to maintain a Transfer Agent of record; (xv) failure by Company to notify Holder of a change in Transfer Agent within 24 hours of such change; (xvi) any trading suspension imposed by the United States Securities and Exchange Commission (the “SEC”) under Sections 12(j) or 12(k) of the 1934 Act; (xvii) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144, after Rule 144 first becomes available, to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; or (xviii) failure of the Company to abide by the terms of the right of first refusal contained in Section 4.00(j) occurring on or after February 20, 2017.

6.

No Other Effect on the Transaction Documents. This Agreement shall be construed in connection with and as part of the Transaction Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Transaction Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. Thus, the Transaction Documents shall remain in full force and effect, except as amended by this Agreement. Any and all provisions of the Transaction Documents which are inconsistent with the foregoing amendments to the Transaction Documents are hereby deemed to be amended, modified or waived to the extent necessary to give effect to such amendments.

7.

Further Covenants and Agreements.

a.

To induce Tangiers to enter in this Agreement, and as consideration for the terms and conditions contained herein, Oroplata, upon the execution and delivery of this Agreement, shall execute and deliver to Tangiers a common stock purchase warrant to subscribe for and purchase from Oroplata, up to 500,000 shares of Common Stock at an exercise price of $0.15 per share (as subject to adjustment as provided therein) for a term of five (5) years.

b.

Oroplata agrees to file its Quarterly Report for the period ended December 31, 2016 on Form 10-Q (the “10-Q”) with the SEC within thirty (30) days of the Execution Date. Failure to do so will result in the termination, at the option of Tangiers, of this Agreement and void, ab initio, all effects of this Agreement.

c.

Oroplata further agrees it shall: (i) use its best efforts to file the Form S-1 with the SEC within 90 days of the Effective Date and (ii) use its best efforts to have the Form S-1 declared effective within 180 days of the Execution Date (the “Form S-1 Deadline”). At the sole option of Tangiers, failure to comply with the Form S-1 Deadline will result in the termination of this Agreement and void all effects of this Agreement.

8.

Miscellaneous.

a.

Captions; Certain Definitions. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Transaction Documents.

b.

 Effectiveness. This Agreement shall be deemed effective upon the due execution and delivery of this Agreement by each Party hereto.

c.

Controlling Law. This Agreement is governed by, and shall be construed and enforced in accordance with the laws of the State of California (except the laws of that jurisdiction that would render such choice of laws ineffective).

d.

Counterparts. This Agreement may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Agreement may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Agreement and attached to another copy in order to form one or more counterparts.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by Oroplata and Tangiers as of the date first set forth above.

Oroplata:

By: ______________________________________

Name: Craig Alford

Title: CEO

Tangiers:

TANGIERS INVESTMENT GROUP, LLC

By: ______________________________________

Name:

Title: